Exhibit 99.8

OPERATING AGREEMENT

of

Tempus Applied Solutions, LLC

THIS OPERATING AGREEMENT, made as of December 5, 2014 by Benjamin Scott Terry, an individual residing in the Commonwealth of Virginia, John G. Gulbin, III, an individual residing in the State of South Carolina, Robert Lee Priest, Jr., an individual residing in the Commonwealth of Virginia, Early Ventures, LLC, a South Carolina limited liability company, and Joshua Paul Allen, an individual residing in the state of Arizona (collectively “Members”), recites and provides as follows:

SECTION 1

ORGANIZATIONAL MATTERS

1.01        Formation. The Company was formed as a Delaware limited liability company, under the Act, on December 4, 2014. The rights and obligations of the Members shall be as provided in the Act, except as otherwise expressly provided herein. In the event of any inconsistency between any terms and conditions contained in this Agreement and any mandatory provisions of the Act, the terms and conditions contained in the Act shall govern. Any other inconsistency between any items and conditions contained in this Agreement and provisions of the Act shall be governed by the terms and conditions contained in this Agreement.

1.02        Name. The name of the Company shall be Tempus Applied Solutions, LLC.

1.03        Principal Office. The location of the principal place of business of the Company shall be 133 Waller Mill Road, 1st Floor, Williamsburg, VA 23185 or such other place as the Managers from time to time designate. The Company may have other offices at any place(s) as may be determined by the Managers.

1.04        Purpose. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act. The Company may engage in any and all lawful activities as may be necessary, incidental or convenient to carrying out the business of the Company as contemplated by this Agreement.

1.05        Certificate of Formation & Filings. The Company executed and filed Articles of Organization with the Delaware Secretary of State as required by the Act. Any Manager may execute and file any amendments to the Articles of Organization authorized by the Members, from time to time, in a form prescribed by the Act. Any Manager also shall cause to be made, on behalf of the Company, such additional filings and recordings, as the Manager shall deem necessary or advisable.

1.06        Fictitious Business Name Statements & Qualification in Other States. Following the execution of this Agreement, fictitious business name statements and qualifications in various states may be filed and published as deemed necessary by the Manager.

1.07        Registered Office & Registered Agent. As of the date of this Agreement, the address of the Company’s registered office is 2711 Centerville Road, Suite 400, Wilmington, DE 19808 and its registered agent is Corporation Service Company. The registered office and registered agent may be changed from time to time by action of the Members.

1.08        Term. The Company commenced on December 4, 2014, and shall continue until terminated pursuant to this Agreement.

SECTION 2

DEFINITIONS

The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein):

(a)        “Act” shall mean the Delaware Limited Liability Company Act, as amended and in force from time to time.

(b)        “Additional Member” shall mean any Person who, after the execution of this Operating Agreement, pursuant to Section 10.06, is issued a Membership Interest by the Company in exchange for a Capital Contribution.

(c)        “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year or other period after giving effect to the following adjustments:

(i)        Credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the next to the last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)        Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)        “Affiliate” means, with respect to any Member, Manager or employee of the Company, any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Member, Manager or employee and shall include any relative or spouse of such Member, Manager or employee or any relative of such Member’s, Manager’s or employee’s spouse. As used in the foregoing sentence, the term “control” means possession, directly or indirectly, of the power to direct or cause a direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(e)        “Articles” shall mean the Articles of Organization of the Company as filed with the Delaware Secretary of State and amended from time to time.

(f)        “Capital Account” as of any given date shall mean the account calculated and maintained by the Company for each Member as specified in Section 8.

(g)        “Capital Contribution” shall mean any contribution to the capital of the Company by a Member in cash, property or services, or a binding obligation to contribute cash, property or services, whenever made.

(h)        “Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent, superseding federal revenue laws.

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(i)         “Company” shall mean Tempus Applied Solutions, LLC, a Delaware limited liability company, as set forth in the Certificate of Formation issued by the Delaware Secretary of State on December 4, 2011.

(j)        “Deadlock” means the vote of the Managers on a Major Decision for which a unanimous vote, approval or written consent of the Managers is not obtained.

(k)        “Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

(l)        “Entity” shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or other association.

(m)      “Fiscal Year” shall mean the Company’s fiscal year, which shall be the calendar year.

(n)       “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)        The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Managers;

(ii)       The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times: (A) the acquisition of an additional interest in the Company following its initial capitalization by any new or existing Member in exchange for more than a de minimus Capital Contribution or in exchange for services; (B) the distribution by the Company to a Member of more than a de minimus amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (A) and (B) above shall be made only if the Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)        The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by such Member and the Managers; and

(iv)        The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subsection (iv) of the definition of Profits and Losses in Section 2(x) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section 2(n)(iv) to the extent the Managers determine that an adjustment pursuant to Section 2(n)(ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 2(n)(iv).

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If the Gross Asset Value of an asset has been determined or adjusted pursuant to Sections 2(n)(i), 2(n)(ii), or 2(n)(iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

(o)        “Manager” shall mean a manager as defined in the Act and as specified in Section 4.01.

(p)        “Major Decision” means:

(i)        approval or modification of the annual operating budget (the “Annual Budget”) for the Company or any Company subsidiary;

(ii)       approval of expenditures which exceed the amounts provided in the Annual Budget by more than $1,000,000 in the aggregate;

(iii)      notwithstanding the limitations of Section 8.01(b) of this Agreement, approval of any additional Capital Contributions to be made by the Members;

(iv)      except as provided in the Annual Budget, approval or modification of capital expenditures in excess of $200,000;

(v)       approval of all aircraft leasing and operating contracts on behalf of the Company or any Company subsidiary;

(vi)      approval of bank or other debt financing;

(vii)     creation or dissolution of a Company subsidiary;

(viii)    approval of the sale, lease, exchange, transfer or other disposition, directly or indirectly, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company, or the ownership interests of the Company or any Company subsidiary;

(ix)       approval of any merger, consolidation or other business combination of the Company or any Company subsidiary;

(x)        approval or modification of management employment agreements;

(xi)       approval of the Company’s accounting and financial reporting procedures or any material changes thereto;

(xii)      reimbursement of expenses incurred by Members, Managers or officers;

(xiii)     any amendment to or modification of this Agreement or the Articles of Organization; and

(xiv)     employment of any Manager, Member or an Affiliate of a Manager or Member.

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(q)       “Member” shall mean each of the parties who executes a counterpart of this Agreement as a Member and each of the parties who may hereafter become an Additional Member or a Substitute Member pursuant to the terms hereof, so long as any such party continues to hold a Membership Interest.

(r)        “Membership Interest” shall mean the percentage interest in the Company of a Member (or a Successor in Interest) set forth on Schedule 1, as amended from time to time, including all of the rights, privileges and obligations of the Member, relating to his status as a Member (or Successor in Interest in the Company).

(s)       “Net Cash Flow” shall mean, with respect to any fiscal period, all cash receipts during such fiscal period not used for capital expenditures and not considered as Net Cash Flow in a prior fiscal period and any amount theretofore held in any reserve that was not considered as part of Net Cash Flow in a prior fiscal period, which the Managers determine need not be held any longer in reserve, all determined in accordance with the Company’s method of accounting, less Operating Expenses.

(t)        “Operating Agreement” or “Agreement” shall mean this Operating Agreement as originally executed and as amended from time to time.

(u)       “Operating Expenses” shall mean, with respect to any fiscal period, (i) to the extent paid other than with cash withdrawn from reserves, the amount of cash disbursed in such period in order to operate the Company and to pay expenses (including, without limitation, wages, taxes, insurance, repairs, and/or other costs and expenses) incident to the ownership or operation of the Company and (ii) amounts added to reserves as determined by the Managers.

(v)       “Permitted Transferee” shall mean (i) other Members; (ii) in the case of a Member that is a natural person and not an Entity, the spouse, the children or other descendants of any such Member (whether naturally born or legally adopted), or a trustee who holds such Membership Interest in trust for the exclusive benefit of the Member, such individual Member’s spouse, children and descendants (whether naturally born or legally adopted) or any one or more of such persons; or (iii) in the case of a Member that is a trustee of a Trust, the beneficiaries of such trust.

(w)      “Person” shall mean any natural person or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person, where the context so permits.

(x)        “Profits” and “Losses” means, for each fiscal year, an amount equal to the Company’s taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)        Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be added to such taxable income or loss;

(ii)       Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be subtracted from such taxable income or loss;

(iii)      In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value in Section 2(n) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

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(iv)      Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v)       In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year, computed in accordance with the definition of Depreciation;

(vi)      To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Section 743(b), is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member’s Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(vii)     Notwithstanding any other provision of this definition of Profits and Losses, any items that are specially allocated pursuant to Section 9.03 or Section 9.04 shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 9.03 and 9.04 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(y)        “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(z)        “Substitute Member” shall mean a Successor in Interest who is admitted to the Company as a Member pursuant to Sections 10.03 and 10.04.

(aa)      “Successor in Interest” means a Person other than a Member who is an assignee, transferee, successor or legatee of, or who otherwise succeeds to an ownership interest in, all or any portion of a Member’s Membership Interest and who has not been admitted as a Substitute Member.

(bb)     “Voting Unit” means the measure of the rights of a Member of the Company, pursuant to the provisions of this Agreement, to participate in the management and affairs of the Company and to vote on Company matters. The number of Voting Units possessed by a Member is determined in accordance with Section 7 hereof. Each Member’s Voting Units are set forth on Schedule 1 hereto, as it may be amended from time to time.

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SECTION 3

MEMBERS

3.01        Names & Addresses. The names and mailing addresses of all Member is set forth on Schedule 1, attached hereto, which shall be amended from time to time to reflect changes in the identity and/or addresses of the Members.

SECTION 4

MANAGEMENT

4.01        Managers. The Company shall be managed under the direction of at least one (1) Manager, who shall be called individually a “Manager” and, if applicable, collectively the “Managers.” The Manager shall be elected by the Members as provided in Section 4.04. The initial Manager of the Company shall be Benjamin S. Terry.

4.02        General Powers of the Managers.

(a)        Except as otherwise limited in this Operating Agreement, the Managers shall have exclusive right to manage the Company and to make all decisions regarding the business of the Company. The Managers shall carry out the policies, directions, orders and resolutions of the Members in the manner described in this Operating Agreement and as authorized and directed by the Members from time to time. To the extent not inconsistent with the Act, the Articles or the express provisions of this Operating Agreement, all of the Managers shall have the same rights, powers and authority with respect to the Company. The Managers may delegate prescribed functions to any employee, agent or consultant.

(b)        The Managers are granted the right, power and authority to do in the name of, and on behalf of the Company, all things that, in their sole judgment, are necessary, proper or desirable to carry out the purposes of the Company, including, but not limited to, the right, power and authority to:

(i)        Enter into, make and perform contracts, agreements and other undertakings binding the Company that may be necessary, appropriate or advisable in furtherance of the purposes of the Company.

(ii)       Open and maintain bank accounts, investment accounts and other arrangements, draw checks and other orders for the payment of money, and designate individuals with authority to sign or give instructions with respect to those accounts and arrangements; provided that Company funds shall not be commingled with funds from other sources and shall be used solely for the benefit of the Company.

(iii)      Collect funds due to the Company.

(iv)      Acquire, utilize for the Company’s purposes, maintain and dispose of any assets of the Company.

(v)       Pay debts and obligations of the Company, to the extent that funds of the Company are available therefore.

(vi)      Borrow money or otherwise commit the credit of the Company for Company activities, and voluntarily prepay or extend any such borrowings.

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(vii)     Employ, from time to time, persons, firms or corporations for the operation and management of the Company, including, without limitation, managing agents, contractors, subcontractors, architects, engineers, laborers, suppliers, accountants and attorneys, on such terms and for such compensation as the Managers shall determine, notwithstanding the fact that the Managers or any Member may have a financial interest in such firms or corporations.

(viii)    Make elections available to the Company under the Code.

(ix)       Register the Company as a tax shelter with the Internal Revenue Service and furnish to the Internal Revenue Service lists of investors in the Company, if required, pursuant to applicable provisions of the Code.

(x)        Obtain general liability, property and other insurance for the Company, as the Managers deem proper.

(xi)       Take such actions as may be directed by the Members in furtherance of their approval of any matter set forth in Section 4 hereof.

(xii)      Do and perform all such things and execute, acknowledge and deliver any and all such instruments as may be in furtherance of the Company’s purposes and necessary and appropriate to the conduct of its business.

(c)        The Managers may delegate to one (1) or more of their number the authority to execute any documents or take any other actions deemed necessary or desirable in furtherance of any action that they have authorized on behalf of the Company as provided in Section 4 hereof. Unless otherwise expressly provided by the Act, the Articles, or the terms of this Operating Agreement, the vote, approval or consent of any Manager shall be necessary and sufficient for the Managers to take any action on behalf of the Company that the Managers are authorized to take pursuant to the Act, the Articles or this Operating Agreement; provided, however, any Major Decision shall require the majority vote of the Managers. In the event that a Deadlock is not resolved within fifteen (15) days of its occurrence, the Managers shall provide notice to the Members of the date of such occurrence.

(d)        All actions taken by the Managers on behalf of the Company from the date of its organization to the execution of this Agreement are ratified and confirmed.

4.03        Tenure. A Manager shall hold office until his death, resignation, disqualification or removal.

4.04        Removal & Vacancy. A Manager may be removed by the affirmative vote of a majority of the Members, if the Manager’s actions or failure to act, on behalf of the Company, constitute gross negligence or willful misconduct. Any vacancy created or caused by removal, death, resignation or disqualification shall be filled by the affirmative vote of Members holding a majority of the Voting Units.

4.05        Compensation. The compensation, if any, of the Managers shall be fixed from time to time by the Members. The Managers shall be entitled to reimbursement for expenses incurred by them in performing their duties, according to the policies set by the Members from time to time. Any amount paid as compensation to a Manager who is also a Member shall be treated as a guaranteed payment in accordance with Code Section 707(c).

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4.06        Power of Attorney.

(a)        Each Member does hereby irrevocably constitute and appoint the Managers serving in office from time to time, and each of them, as the Company’s true and lawful attorney-in-fact, with full power and authority in their or its name, place and stead, to make, execute, consent to, swear to, acknowledge, record and file from time to time any and all of the following:

(i)        Any certificate or other instrument that may be required to be filed by the Company or the Members under the laws of the State of Delaware or under the applicable laws of any other jurisdiction to the extent the Managers deem any such filing to be necessary or desirable;

(ii)       Any instrument or document which may be required to effect the continuation of the Company, the admission of an Additional or Substitute Member, or the dissolution and termination of the Company pursuant to the provisions of this Operating Agreement; and

(iii)      Any agreement, instrument, lease, deed, deed of trust, promissory note, certificate or other document in the name or on behalf of the Company which is necessary or appropriate to implement, effectuate or otherwise carry out any transaction to which the Company is a party or to which the Company or any of its assets is or may be subject, provided such transaction has been approved by the Managers or the Members, as the case may be, in accordance with the provisions of this Operating Agreement.

(b)        The appointment by each Member of the Managers of the Company as his attorneys-in-fact is irrevocable and shall be deemed to be a power coupled with an interest and shall survive the disability, incompetence, bankruptcy, death or dissolution of any Person given such power, except, that in the event of an assignment by a Member of all or any part of his Membership Interest, this power of attorney shall survive such assignment only until such time, if any, as the successor in interest shall have been admitted to the Company as a Substitute Member and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

4.07        Managers Have No Exclusive Duty to Company. Unless otherwise expressly provided hereunder or under any other agreement entered into between the Company and such Manager, a Manager shall not be required to manage the Company as his sole and exclusive function, and he may have other business interests and may engage in other activities in addition to those relating to the Company, and neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of such Manager or to the income or proceeds derived therefrom.

4.08        Transactions with Managers. The Managers (a) may appoint, employ, contract or otherwise deal with any Person, including a Manager or an Affiliate thereof, and with Persons that have a financial interest in a Manager or in which a Manager has a financial interest, for transacting the Company’s business, including the performance of any and all services or purchases of goods or other property which may at any time be necessary, proper, convenient or advisable in carrying on the business and affairs of the Company or in disposing of some or all of its assets; and (b) may otherwise enter into business transactions (including but not limited to the sale, merger, or other disposition of the Company or all or substantially all of its assets) with any such Persons.

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SECTION 5

LIMITATION OF LIABILITY; INDEMNIFICATION

5.01        Limitation of Liability of Managers. In any proceeding brought by or in the right of the Company or brought by or on behalf of Members of the Company, a Manager (in his capacity as a Manager) or any of its Affiliates shall not be liable to the Company or its Members for any monetary damages arising out of any transaction, occurrence or course of conduct, unless in such proceeding the Manager or any of its Affiliates was adjudged to have engaged in willful misconduct or a knowing violation of the criminal law.

5.02        Indemnity of Managers. The Managers shall be indemnified by the Company under the following circumstances and in the manner and to the extent indicated:

(a)        Every Person, and his heirs, executors and administrators, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind, whether civil, criminal, administrative, arbitrative or investigative, or was or is the subject of any claim, and whether or not by or in the right of the Company, by reason of his being or having been a Manager, or by reason of his serving or having served at the request of the Company as a director, officer, manager, employee or agent of another Entity, or at the request of the Company in any capacity that under Federal law regulating employee benefit plans would or might constitute him a fiduciary with respect to any such plan, whether or not such plan is or was for employees of the Company, shall be indemnified by the Company against expenses (including attorneys’ fees), judgments, fines, penalties, awards, costs, amounts paid in settlement and liabilities of all kinds, actually and reasonably incurred by him in connection with, or resulting from, such action, suit, proceeding or claim, if he acted in good faith and in the manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that no indemnification shall be made in respect of any claim, issue or matter as to which he shall have been adjudicated to be liable to the Company for willful misconduct or a knowing violation of the criminal law in the performance of his duty to the Company unless, and only to the extent, that the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, he is fairly and reasonably entitled to indemnity. The termination of any such action, suit or proceeding by judgment, order or conviction, or upon a plea of nolo contendere or its equivalent, or by settlement, shall not of itself create a presumption that any such Person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company.

(b)        Any indemnification under Section 5.02(a) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of such Person is proper in the circumstances because the Manager had met the applicable standard of conduct set forth in such paragraph. Such determination may be made either (i) by the Managers by a majority vote of a quorum consisting of Managers who were not a party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested Managers so directs, by independent legal counsel in a written opinion, or (iii) by a majority of the Voting Units held by those Members who were not a party to such action, suit or proceeding.

(c)        Reasonable expenses (including attorneys’ fees) incurred by or in respect of any such Person in connection with any such action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, shall be paid by the Company in advance of the final disposition thereof upon receipt of an undertaking by, or on behalf of, such Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

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(d)        The Managers of the Company shall have the power, generally and in specific cases, to indemnify their employees and agents to the same extent as provided in this Section with respect to its Managers.

(e)        The provisions of this Section 5 are in addition to, and not in substitution for, any other right to indemnity to which any Person who is or may be indemnified by or pursuant to this Section may otherwise be entitled, and to the powers otherwise accorded by law to the Company to indemnify any such Person and to purchase and maintain insurance on behalf of any such Person against any liability asserted against or incurred by him in any capacity referred to in this Section or arising from his status as serving or having served in any such capacity (whether or not the Company would have the power to indemnify against such liability).

(f)        If any provision of this Section 5 shall be adjudicated invalid or unenforceable, such adjudication shall not be deemed to invalidate or otherwise affect any other provision hereof or any power of indemnity which the Company may have under the laws of the State of Delaware.

(g)        No amendment or repeal of this Section 5 shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

5.03        No Personal Liability to Members. Notwithstanding any provision of Section 5.02 above, the indemnification provided in Section 5.02 shall in no event cause the Members to incur any liability to the Company beyond their total Capital Contributions plus their share of any undistributed profits of the Company, nor shall it result in any liability of the Members to any third party.

SECTION 6

MEETINGS OF MEMBERS

6.01        Meetings. Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by a majority of the Managers or any Member or combination of Members holding at least fifty percent of the Voting Units.

6.02        Place of Meetings. The Managers may designate any place, within or outside of the State of Delaware, as the place of meeting for any meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company.

6.03        Notice of Meetings. Except as provided in Section 6.04, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the Managers or Person calling the meeting, to each Member entitled to vote at such meeting.

6.04        Meeting of all Members. If the Members holding all the Voting Units shall meet at any time and place, either within or outside of the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

6.05        Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution or taking such other action is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 6.05, such determination shall apply to any adjournment thereof.

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6.06        Quorum. Members holding at least fifty-one percent (51%) of all Voting Units entitled to vote at a meeting of the Members, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Voting Units so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

6.07        Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

6.08        Action by Consent. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting if one or more written consents to such action are signed by Members holding such number of Voting Units as are required to approve the action or matter described in the consent and such consent or consents are filed with the minutes of the proceedings of the Members. Action taken under this Section 6.08 is effective when the requisite number of Members entitled to vote have signed the consent or consents, unless the consent or consents specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent. A copy of any such action taken pursuant to this Section 6.08 shall be delivered to each Member pursuant to the provisions of Section 12.01.

6.09        Meetings by Telephone or Similar Communications. The Members may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all Members participating in the meeting can hear each other at the same time, and participation by such means shall be conclusively deemed to constitute presence in person at such meeting.

6.10        Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Member entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

SECTION 7

VOTING UNITS; MEMBER VOTING

7.01        Voting Units. Except as otherwise expressly provided hereunder, all matters on which votes are required hereunder shall be cast by Voting Units held by the Members. Each Voting Unit shall be entitled to one vote on all matters coming before any meeting of Members. The number of Voting Units held by each Member is set forth on Schedule 1 hereto. No new Voting Unit shall be awarded to any Person without the consent of Members holding more than a majority of the Voting Units. Any transfer by a Member of some or all of its Membership Interest as permitted hereunder shall result in a proportionate reduction in the Voting Units held by the transferor and the transferee shall not be entitled to receive or hold any such Voting Units unless such Person is admitted as a Substitute Member with corresponding Voting Units pursuant to the provisions of Sections 10.03 and 10.04 hereof. Changes in the number of outstanding Voting Units shall be reflected on the books of the Company and may from time to time be reflected on revisions to Schedule 1. Each Member agrees and acknowledges that no Member shall be entitled to Voting Units unless such Member receives Voting Units in accordance with the terms and provisions of this Operating Agreement.

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7.02        Member Voting Generally. The affirmative vote of Members holding at least a majority of the Voting Units represented in person or by proxy and entitled to be voted at a meeting shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, the Articles, or by the express provisions of this Agreement.

SECTION 8

CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

8.01        Members’ Capital Contributions.

(a)        Initial Capital Contribution. The individual Capital Contribution of each Member is set forth on Schedule 1 attached hereto.

(b)        Additional Capital Contributions. The Members will provide all necessary capital, other than Initial Capital Contributions as described above, required to operate the business for an indefinite period as recommended by the Managers. This capital will be considered a “loan from Member” and will be secured by the assets of the Company. In no event is this loan to exceed $500,000.00 unless agreed to by the Members.

(c)        Loans. The Managers may endeavor to obtain a loan or loans to the Company, from time to time, for necessary capital on reasonable terms, in order to finance the ownership and operation of the business of the Company.

(d)        Loans to Company by Members. Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company in accordance with the terms of this Agreement. As long as any amount remains due to any Member with respect to any such loans, the amount of any subsequent distributions that would otherwise be made to the Members shall be paid directly to the Member(s) making such loans, which shall be applied first to interest then due and then to principal until such loans are paid in full. All working capital required by the Company shall be contributed in the form of a "loan from member".

8.02        Capital Accounts. A separate Capital Account will be maintained for each Member in accordance with Code Section 704(b) and the Regulations thereunder. Without limiting the foregoing, the Capital Account of a Member shall be credited with the amount of all Capital Contributions by such Member to the Company. The Capital Account of a Member shall be increased by the amount of any Profits (or items of gross income) allocated to such Member pursuant to Section 9, and decreased by (i) the amount of any Losses (or items of loss or deduction) allocated to such Member pursuant to Section 9 and (ii) the amount of any cash or property (valued at its Gross Asset Value) distributed to such Member pursuant to Section 9.01 of this Agreement.

8.03        Interest & Return of Capital Contribution. No Member shall receive any interest on his Capital Contribution. Except as otherwise specifically provided for herein, the Members shall not be allowed to withdraw or have refunded any Capital Contribution.

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8.04        Effect of Sale or Exchange. In the event of a permitted sale or exchange of a Membership Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest.

8.05        Remedy Upon Default in Making a Capital Contribution.  In the event that any Member fails to make a Capital Contribution on or before the date on which it is due (hereinafter a “Defaulting Member”), then, the Defaulting Member shall have a reasonable time period not to exceed sixty (60) days to cure such default.  In the event of a default and provided that each of the other Members has made his Capital Contribution as provided for under such Section 8.01 (hereinafter a “Nondefaulting Member”), any Nondefaulting Member may, in his sole discretion, elect to advance directly to the Company, as a loan to the Defaulting Member, the amount of the Capital Contribution not made by the Defaulting Member, which loan shall bear interest from the date advanced until repaid in full at the prime rate per annum as published in the Money Rate Section of The Wall Street Journal (the “WSJ Prime”), such rate to be changed whenever and as often as the WSJ Prime changes.  The Defaulting Member shall have the right to repay in full or in part any advances made by the Nondefaulting Member (any payment applied first to interest then due and then principal) until the loan is paid in full plus any costs or fees incurred by the Company or Nondefaulting Member as a result of the default. As long as any amount remains due to the Nondefaulting Member with respect to any such loan, the amount of any subsequent distributions made to the Defaulting Member which exceeds an amount sufficient to cover the Defaulting Member’s tax obligations relating to its interest in the Company for any taxable year, shall be paid directly to the Nondefaulting Member(s), which shall be applied first to interest then due and then to principal until such loan is paid in full.

(a)        If the Defaulting Member has not cured such default within the applicable time period set forth above, the Nondefaulting Member(s) shall have the right to purchase the Defaulting Member’s Membership Interest, on a pro rata basis in accordance with their respective Membership Interests. If the Nondefaulting Members(s) fail to acquire the Defaulting Member’s Membership Interest, then the Company shall have the right to purchase and redeem, or offer for sale to another Person, all of the Defaulting Member’s Membership Interest. The purchase price for the Defaulting Member’s Membership Interest shall be determined by an independent third party appraiser (the “Default Purchase Price”) and shall be payable to the Defaulting Member in the form of a promissory note bearing interest at WSJ Prime.

(b)        Any Nondefaulting Member may, at any time after advancements as described in 8.05 above, by written notice to the Defaulting Member, reduce the Defaulting Member’s Membership Interest by a percentage equal to (i) the amount of the outstanding loan balance owed to the Nondefaulting Member divided by (ii) the Default Purchase Price, multiplied by 100. The provisions of this subsection (b) are self-operative, and concurrently with the advance of capital contributions on behalf of Defaulting Member and the notice of dilution, the Defaulting Member shall be deemed to have assigned and transferred the portion of his Membership Interest to the Nondefaulting Member providing such notice of dilution. Each Member hereby constitutes and appoints each Manager as his true and lawful representative and attorney-in-fact, in his name, place and stead to execute, acknowledge, swear to, deliver and file any documents as may be necessary or appropriate to reflect any such transfer of interest and dilution including, but not limited to, any amendments to this Agreement to reflect such (subject to Section 13.04). The power of attorney granted hereby is coupled with an interest, is irrevocable and shall (i) survive and not be affected by the subsequent discontinuance or termination of the Member granting the same or the transfer of all or any portion of such Member’s Membership Interest and (ii) extend to such Member’s successors, assigns and legal representatives.

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SECTION 9

DISTRIBUTIONS, ALLOCATIONS, ELECTIONS AND REPORTS

9.01        Distributions.

(a)        All distributions of cash or other property, except distributions upon the Company’s dissolution (which shall be governed by Section 11.04), shall be made to the Members on a pro rata basis in accordance with their respective Membership Interests on the record date of such distribution.

(b)        The Company shall distribute to the Members the amount necessary (as reasonably determined by the Managers) to cover the income taxes payable by the Members on income earned by the Company that is taxable to the Members, including allocations of income under Code Section 704(c), assuming each Member is in the highest combined individual federal, state and local tax bracket applicable to any Member (taking into consideration the character of the income with a proper adjustment for (i) the deductibility of state income taxes on federal income tax returns, and (ii) tax credits, capital gains and losses, and other specially allocated items which pass through to the Member). Distributions under this Section 9.01(b) shall be made when such taxes are due, including the payment of estimated taxes, and be netted against distributions made under Section 9.01(a).

(c)        The Managers shall have the right to determine by an affirmative vote of a majority of the Managers, how much Net Cash Flow, if any, of the Company shall be distributed among the Members on a quarterly basis. Such distributions of Net Cash Flow of the Company shall be distributed among the Members, pro rata in proportion to their respective Membership Interests. The Managers shall have the right to establish, maintain and expend reserves to provide for working capital, future investments, debt service and such other purposes, as the Managers deem necessary or advisable.

(d)        Except as provided in Sections 9.01(b) and 11.04 hereof, all distributions of cash and property shall be made at such times and in such amounts as determined by the Managers.

(e)        All other provisions hereof notwithstanding, the Company’s obligation, and Managers’ authority, to make any distribution is subject to the restrictions governing distributions under the Act and such other pertinent governmental restrictions as are now and may hereafter become effective. Currently, among other prohibitions, the Act prohibits the Company from making a distribution to the extent that, after giving effect to the distribution, liabilities of the Company exceed the fair value of the assets of the Company. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section 9.

9.02        Allocations Generally. After giving effect to the special allocations set forth in Sections 9.03 and 9.04 hereof, Profits or Losses for any fiscal year shall be allocated in the following order and priority:

(a)        Except as provided in Section 9.02(b) below, Profits and Losses shall be allocated to and among the Members in proportion to the Membership Interest held by each Member.

(b)        In the event that the allocation of Losses pursuant to Section 9.02(a) above would result in a Member having an Adjusted Capital Account Deficit at the end of any fiscal year and at such time there are other Members who will not, as a result of such allocation, have an Adjusted Capital Account Deficit, then all Losses in excess of the amount which can be allocated until the foregoing circumstance occurs shall be allocated among the Members who do not have Adjusted Capital Account Deficits on a proportionate basis according to their Membership Interests until each such Member would similarly be caused to have an Adjusted Capital Account Deficit. At such time as a further allocation of Losses cannot be made without causing some Member to have an Adjusted Capital Account Deficit, then all remaining Losses for such fiscal year shall be allocated in accordance with the ratio described in Section 9.02(a) above.

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9.03        Special Allocations. For the purposes of this Agreement and the allocations of Profits and Losses and items of income, gain, loss, deduction and expense, this Agreement shall be deemed to include a “minimum gain chargeback” as provided for in Regulations Section 1.704-2(f), a “partner nonrecourse debt minimum gain chargeback” as provided for in Regulations Section 1.704-2(i), and a “qualified income offset” as provided for in Regulation Section 1.704-2(b)(ii)(d). “Nonrecourse deductions”, as defined in Regulations Section 1.704-2(b), shall be allocated to and among the Members in proportion to the Membership Interest held by each Member. “Partner nonrecourse deductions”, as defined in Regulations Section 1.704-2(i), shall be allocated as required pursuant to such Section. In the event of any election to adjust the tax basis of any property of the Company pursuant to Code Section 732, 734 or 743, allocations shall be made as required to make the Capital Account adjustments provided for in Regulations Section 1.704-1(b)(2)(iv)(m).

9.04        Curative Allocations. The allocations set forth in Sections 9.02(b) (first sentence) and 9.03 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 9.04. Therefore, notwithstanding any other provision of this Section 9 (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner determined by the Managers to be appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to the Sections of this Agreement other than the Regulatory Allocations and this Section. In exercising their discretion under this Section, the Managers shall take into account future Regulatory Allocations that, although not yet made are likely to offset other Regulatory Allocations previously made.

9.05        Other Allocation Rules.

(a)        For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managers using any permissible method under Code Section 706 and the Regulations thereunder.

(b)        Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members, in the same proportions as they share Profits or Losses, as the case may be, for the year.

(c)        The Members are aware of the income tax consequences of the allocations made by this Section 9 and hereby agree to be bound by the provisions of this Section 9 in reporting their shares of Company income and loss for income tax purposes.

9.06        Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with subparagraph (i) of the definition of Gross Asset Value in Section 2(n) hereof).

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In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 2(n) hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 9.06 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provisions of this Agreement.

9.07        Allocation of Recapture. For purposes of determining the character (as ordinary income or capital gain) of any taxable income or gain of the Company allocated to the Members pursuant to this Section 9, such portion of the taxable income or gain of the Company allocated pursuant to this Section 9 which is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Members in the proportion which (a) the amount of depreciation previously allocated to each Member bears to (b) the total of such depreciation allocated to all Members. This Section shall not alter the amount of allocations among the Members pursuant to Section 9 but merely the character of the income so allocated.

9.08        Returns and Other Elections. The Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company’s fiscal year.

All elections permitted to be made by the Company under federal or state laws, including but not limited to any election under Code Section 754, shall be made by a majority of the number of Managers.

9.09        Tax Matters Manager. To the extent that such a designation is required pursuant to the Code or the Regulations, the parties hereto agree to the designation of Ronald Mossoco, CPA, as the Tax Matters Manager of the Company who shall fulfill the role of a “tax matters partner” pursuant to Code Section 6231 with full power and authority to act on behalf of the Company and the Members in such capacity.

SECTION 10

TRANSFER OF MEMBERSHIP INTEREST

10.01      Transfer Generally. No Member shall, directly or indirectly, transfer, sell, give, encumber, assign, pledge, or otherwise deal with or dispose of all or any part of his Membership Interest now owned or subsequently acquired by him, other than as provided for in this Agreement. Any transfer in violation of and without full compliance with this Agreement shall be void ab initio and without legal effect. A Member’s Voting Units may not be transferred, in whole or in part, to a Successor in Interest, another Member or any other Person except as specifically provided herein. Notwithstanding the foregoing, any Member may transfer all or any portion of such Member’s Membership Interest at any time to any Permitted Transferee and such Permitted Transferee shall be a Successor in Interest without giving effect to the options described in Section 10.02 hereof. No Permitted Transferee shall hold any Voting Units unless such Person executes an instrument agreeing to be bound by the terms of this agreement as provided in Section 10.04.

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10.02      Right of First Opportunity.

(a)      If a Member wishes to transfer all or any portion of his Membership Interest, such Member shall, before making any such disposition, first give the other Members a selling notice, specifying in writing the price, conditions and terms upon which he is willing to sell such Membership Interest. The other Members shall have the option to purchase all of the offered Membership Interest at the price and upon the conditions and terms set forth in such notice in the manner described herein, provided, that, notwithstanding the preceding sentence, no assignee of a Membership Interest pursuant to this Section 10.02 shall be entitled to all or a portion of the transferring Member’s Voting Units or become a Substitute Member of the Company except as provided in Sections 10.03 and 10.04.

(b)      The other Members shall have thirty (30) days from the date of the selling notice within which to elect to purchase all of the offered Membership Interest; and if they do not elect to purchase all of such offered Membership Interest, then the Company shall have a similar option exercisable within the following thirty (30) day period.

(c)      The option may be exercised by giving notice to the offering Member within the specified period. If more than one Member among those eligible to elect desires to purchase, they may purchase the offered Membership Interest in proportion to their respective Membership Interest, unless they otherwise agree. The closing of the purchase shall occur on a mutually agreed date not more than seventy-five (75) days from the date of the selling notice.

(d)      If neither a Member nor the Company elects to purchase all of the offered Membership Interest, then the offering Member may sell such Membership Interest at a price not below nor upon terms more advantageous to the purchaser than those contained in the selling notice. If the sale is not made and consummated within ninety (90) days after the date of the selling notice, the offering Member may not thereafter sell or otherwise dispose of any of his Membership Interest without again complying with this Section 10.02.

10.03      Rights of Successor in Interest & Admittance as Substitute Member. No Successor in Interest (other than a Permitted Transferee) of the whole or any portion of any Membership Interest of a Member shall have the right to participate in the management of the business and affairs of the Company or to hold any Voting Units, or to become a Substitute Member in place of his predecessor in interest with respect to the whole or any portion of said Membership Interest without the prior written consent of Members holding more than a majority of the Voting Units entitled to be voted (not taking into account any Voting Units of the transferring Member), which consent shall be in the Members’ respective sole discretion and be binding and conclusive on all parties. A Permitted Transferee shall become a Substitute Member upon executing an instrument in which such Permitted Transferee agrees to be bound by the terms of this Agreement and no consent of any Members shall be required. A Successor in Interest shall be bound by, and shall take such Membership Interest subject to, the terms and conditions of this Agreement as same applies to Members and their Membership Interests, but a Successor in Interest shall not have any Voting Units or any other rights or privileges of a Member hereunder (including but not limited to the right to participate in the Members’ right of first opportunity set forth in Section 10.02) other than to share in the allocations and distributions to which the transferor Member would be entitled in respect of the transferred Membership Interest unless and until such Successor in Interest is admitted as a Substitute Member in accordance with the provisions of this Section 10.03 and Section 10.04 hereof, which admittance may be with or without corresponding Voting Units.

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10.04      Requirements for Substitute Members. As a condition to the admission as a Substitute Member with respect to the whole or any portion of a Membership Interest, a Successor in Interest shall execute and acknowledge such instruments in form and substance as the Managers may reasonably deem necessary or desirable to effect such admission and to confirm the agreement of such Person being admitted as a Substitute Member to be bound by all of the terms of this Operating Agreement, as the same may have been amended and then in force. Such Successor in Interest shall pay all reasonable expenses in connection with such admission as a Substitute Member.

10.05      Tax Reporting. Each Member agrees that if he transfers or assigns all or part of his Membership Interest herein, such Member shall keep a list containing the transferee’s name, address, social security number or taxpayer identification number, as the case may be, the date on which such transfer occurred and the name, address and tax shelter registration number, if required to be obtained, of the Company.

10.06      Admission of New Member. With the consent of Members holding more than a majority of the Voting Units, any Person may become an Additional Member in the Company by the issuance of a new Membership Interest, with or without corresponding Voting Units, in consideration for such Capital Contribution as the Managers shall determine appropriate; provided, that such Person executes such instruments as the Managers deem necessary or desirable to effect its admission as a Member and to confirm its agreement to be bound by all the terms and conditions of this Operating Agreement.

10.07      Allocations to New Members. No Additional Member or Substitute Member or Successor in Interest shall be entitled to any retroactive allocation of items of taxable income, gain, loss, deductions or credits of the Company. The Managers may, at their option, at the time an Additional Member or Substitute Member is admitted, or a Successor in Interest receives a Membership Interest, close the Company books (as though the Company’s tax year had ended) or make pro rata allocations of income, gain, loss, deductions or credits to an Additional Member or Substitute Member or Successor in Interest for that portion of the Company’s tax year in which an Additional Member or Substitute Member was admitted or Successor in Interest received his Membership Interest, in accordance with the provisions of Code Section 706(d) and the regulations promulgated thereunder.

10.08      Special Offer Provision.

(a)      Notwithstanding any other provision of this Agreement, at any time within 30 days of receiving notice from the Managers of the occurrence of a Deadlock, either Member may send a notice to the other Member of its desire to buy all (but not less than all) of the other Member’s Voting Units and Membership Interests or sell all (but not less than all) of its Voting Units and Membership Interests to the other Member on the terms set forth in such notice (a “Special Offer Notice”). A Special Offer Notice shall be a written notice by which the offering Member offers to buy all (but not less than all) of the other Member’s Voting Units and Membership Interests for the purchase price and on the terms as set forth in the Special Offer Notice. A Special Offer Notice shall only be valid if accompanied by the delivery to the Escrow Agent, as defined in Paragraph 7.6(d) below, a certified check for the full amount of the offered purchase price.

(b)      The other Member shall, at its sole option, have 15 days from the date of the Special Offer Notice to elect either to purchase the offered Voting Units and Membership Interests from the offering Member or sell all (but not less than all) of its own Voting Units and Membership Interest to the offering Member, for the purchase price and on the terms set forth in the Special Offer Notice. If the Member receiving the Special Offer Notice fails to respond to the Notice within the notice period, then such Member shall be deemed to have elected to sell its owns Voting Units and Membership Interests to the offering Member, for the purchase price and on the terms set forth in the Special Offer Notice.

(c)      If the Member receiving the Special Offer Notice elects to sell its Voting Units and Membership Interests to the offering Member, such Member shall tender any membership certificates representing all of its Voting Units and Membership Interests duly endorsed for transfer to the Escrow Agent in exchange for delivery to it of the purchase price by the Escrow Agent, and the Escrow Agent, in turn, shall release all of the Voting Units and Membership Interests to the offering Member. If the Member receiving the Special Offer Notice elects to buy the Voting Units and Membership Interests of the offering Member, such Member shall tender the requisite purchase price to the Escrow Agent in exchange for delivery of the offering Member’s Voting Units and Membership Interests, and the Escrow Agent, in turn, shall release the purchase price to the offering Member. Upon releasing the purchased Voting Units and Membership Interests to the buyer and the purchase price to the seller, the escrow shall automatically terminate and the Escrow Agent shall be released from all further duties and responsibilities.

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(d)      The Escrow Agent shall be any certified public accountant regularly employed by the Company, or any other person mutually acceptable to the buyer and the seller (the “Escrow Agent”).

SECTION 11

DISSOLUTION AND TERMINATION

11.01      Events of Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

(a)      The determination in writing of Members holding more than a majority of the Voting Units;

(b)      The sale, transfer or assignment of substantially all of the assets of the Company;

(c)      The adjudication of the Company as insolvent within the meaning of insolvency in either bankruptcy or equity proceedings, or the filing of an involuntary petition in bankruptcy against the Company (which is not dismissed within ninety (90) days), or the filing against the Company of a petition for reorganization under the federal bankruptcy code or any state statute (which is not dismissed within ninety (90) days), or a general assignment by the Company for the benefit of creditors, or the voluntary claim (by the Company) that it is insolvent under any provisions of the federal bankruptcy code (or any state insolvency statutes), or the appointment for the Company of a temporary or permanent receiver, trustee, custodian or sequestrator, and such receiver, trustee, custodian or sequestrator is not dismissed within ninety (90) days; or

(d)      As otherwise required by Delaware law.

11.02      Liquidation. Upon the dissolution of the Company, it shall wind up its affairs by any combination of the following methods, as the Managers (or if there are no Managers, such Person or Persons elected by Members holding a majority of the Voting Units) shall in their sole discretion determine:

(a)      Selling the Company’s assets and, after paying the Company’s liabilities or reserving sufficient funds for such liabilities, distributing the net proceeds to the Members in satisfaction of their interests in the Company; and/or,

(b)      Distributing the Company’s assets to the Members in kind with the Members accepting undivided interests in the Company’s assets, subject to its liabilities, in satisfaction of their interests in the Company.

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11.03      Orderly Liquidation. A reasonable time as determined by the Managers (or the Person or Persons carrying out the liquidation) not to exceed eighteen (18) months shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to the creditors so as to minimize any losses attendant upon dissolution.

11.04      Distributions. Upon dissolution, the Company’s assets (including any cash on hand) shall be distributed in the following order and in accordance with the following priorities:

(a)      First, to the payment of the debts and liabilities of the Company (including but not limited to loans made by the Members or Managers) and the expenses of liquidation, including a sales commission to the selling agent, if any; then

(b)      Second, to the setting up of any reserves which the Managers (or the Person or Persons carrying out the liquidation) shall deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. Said reserves shall be paid over to a bank or an attorney at law as escrow agent to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies. At the expiration of such period as the Managers (or the Person or Persons carrying out the liquidation) shall deem advisable, but in no event to exceed eighteen (18) months, the Managers shall distribute the balance thereof in the manner provided in the following subparagraph; then

(c)      Third, to the Members on a pro rata basis in accordance with their respective Capital Accounts after giving effect to all contributions, allocations and distributions for all periods.

11.05      Taxable Gain or Loss. Taxable income, gain and loss from the sale of the Company’s property incurred upon or during liquidation and termination of the Company shall be allocated to the Members as provided in Section 9.

11.06      Articles of Dissolution.

(a)      Within a reasonable time following the completion of the liquidation of the Company, there shall be supplied to each of the Members a statement which shall set forth the assets and the liabilities of the Company as of the date of complete liquidation and each Member’s portion of the distributions pursuant to this Agreement. Upon completion of the liquidation of the Company and the distribution of all the Company’s assets, the Company shall terminate, and the Members shall execute and record Articles of Dissolution of the Company as well as any and all other documents required to effectuate the dissolution and termination of the Company.

(b)      Upon filing the Articles of Dissolution, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Managers shall thereafter be trustees for the Members and creditors of the Company and as such shall have authority to distribute any Company property discovered after dissolution, convey real estate, if any, and take such other action as may be necessary on behalf of and in the name of the Company.

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SECTION 12

NOTICES

12.01      Form & Delivery. Whenever, under the provisions of law, the Articles or this Operating Agreement, notice is required hereunder to be given to any Person, it shall not be construed to mean exclusively personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail or by a generally recognized overnight courier service, addressed to such Person, at his post office and street address as it appears on the records of the Company, with postage or applicable delivery fees thereon prepaid or billed to the sender. Any such notice shall be deemed to have been given at the time it is deposited, postage or applicable fees prepaid or billed to sender, in the United States mail or with such recognized courier service. Notice may also be given by a form of electronic transmission consented to by the Person to whom the notice is given. Notice given by a form of electronic transmission shall be deemed to have been delivered at the time it is transmitted. Any consent to notice by electronic transmission shall be revocable by written notice to the Company and shall be deemed revoked if (a) the Company is unable to deliver by electronic transmission two (2) consecutive notices given by the Company in accordance with such consent and (b) such inability becomes known to the Managers or other person responsible for giving the notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or action.

12.02      Waiver. Whenever any notice is required to be given under the provisions of law, the Articles or this Operating Agreement, a written waiver thereof, signed by the Person or Persons entitled to such notice and filed with the records of the meeting, whether before or after the time stated therein, shall be conclusively deemed to be equivalent to such notice. In addition, any Member who attends a meeting of Members in person, or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him, or any Manager who attends a meeting of the Managers without protesting at the commencement of the meeting such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

SECTION 13

MISCELLANEOUS PROVISIONS

13.01      Bank Accounts. The Company shall maintain such bank accounts as the Managers may determine to be appropriate from time to time.

13.02      Books of Account and Records. Proper and complete records and books of account shall be kept or caused to be kept by the Managers in which shall be entered fully and accurately all transactions and other matters relating to the Company in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The books and records shall at all times be maintained at the principal office of the Company, which initially shall be located at 133 Waller Mill Road, Williamsburg, VA 23185, and shall be open to inspection and examination of the Members or their duly authorized representatives during reasonable business hours.

13.03      Application of Delaware Law. This Operating Agreement, and the interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, without reference to its choice of law provisions, and specifically the Act.

13.04      Amendments. Any amendment to this Operating Agreement may be proposed to the Members by the Managers or by Members holding at least a majority of all Voting Units in the Company. A vote on any amendment to this Operating Agreement shall be taken within thirty (30) days after notice thereof has been given to the Members unless such period is otherwise extended by applicable laws, regulations, or agreement of the Members. A proposed amendment shall become effective at such time as it has been approved by written unanimous vote of the Members. The execution of an amended Operating Agreement by all Members shall be conclusive evidence of approval of such amended Operating Agreement.

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13.05      Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments as necessary to comply with any laws, rules or regulations.

13.06      Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa.

13.07      Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

13.08      Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

13.09      Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

13.10      Severability. If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

13.11      Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

13.12      Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditor of the Company. The specific intent of the undersigned is that there shall be no third-party beneficiaries of this Agreement.

13.13      Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13.14      Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions and understandings between the parties respecting the subject matter hereof and supersedes all negotiations, conversations, discussions, correspondence, memoranda and agreements between the parties concerning such subject matter.

[Signatures on Following Page]

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The undersigned, being the initial Member of the Company, hereby agrees, acknowledge and certify that the foregoing Operating Agreement, including the schedules and exhibits hereto, constitutes the entire Operating Agreement of Tempus Applied Solutions, LLC, adopted as of the date first above written.

/s/ Benjamin Scott Terry
Benjamin Scott Terry

/s/ John G. Gulbin, III
John G. Gulbin, III

/s/ Robert Lee Priest, Jr
Robert Lee Priest, Jr.

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